Exhibit 4.2

TORNIER B.V.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of July 16, 2010 (this “Agreement”), among the investors listed on Schedule I hereto (the “Institutional Investors”), the persons listed on Schedule II hereto (the “Management Investors” and together with the Institutional Investors, the “Investors”) and Tornier B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”).

R E C I T A L S

WHEREAS, each of the Investors holds ordinary shares, par value €0.01 per share, of the Company (the “Ordinary Shares”); and

WHEREAS, the Company and the Investors desire to define and agree to certain registration rights of the Investors under the Securities Act on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1.  DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Agreement:  shall have the meaning set forth in the Preamble hereto;

Commission:  shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Company:  shall have the meaning set forth in the Preamble hereto;

Demanding Holders:  shall have the meaning set forth in Section 2(b)(ii) hereof;

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated hereunder, or any successor statute thereto;

Holder:  shall mean any holder of Registrable Securities a party to this Agreement;

Indemnified Party:  shall have the meaning set forth in Section 2(f)(iii) hereof;

Indemnifying Party:  shall have the meaning set forth in Section 2(f)(iii) hereof;

Initial Public Offering:  shall mean the initial public offering of Ordinary Shares in connection with the declaration or ordering of effectiveness of the Company’s Registration Statement on Form S-1;

Initiating Holder:  shall mean a Holder requesting Registration pursuant to Section 2(a) or (c), as applicable;

Institutional Investor:  shall have the meaning set forth in the Preamble hereto;

Investors:  shall have the meaning set forth in the Preamble hereto;

Issuer Free Writing Prospectus:  shall mean an “Issuer Free Writing Prospectus,” as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities;

FINRA:  shall mean the Financial Industry Regulatory Authority;

Losses:  shall have the meaning set forth in Section 2(f)(i) hereof;

Management Investors:  shall have the meaning set forth in the Preamble hereto;

Ordinary Shares:  shall have the meaning set forth in the recitals hereto;

Participating Holders:  Holders participating in the Registration relating to the Registrable Securities;

Permitted Assignees:  shall have the meaning set forth in Section 4(e) hereto;

Person:  shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or governmental agency or political subdivision thereof;

Prospectus:  means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus;

Register, Registered and Registration:  shall mean a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement;

Registrable Securities:  shall mean all Ordinary Shares held by the Investors or a Permitted Assignee at any time, including without limitation any Ordinary Shares of the Company acquired pursuant to any preemptive right, right of first offer or otherwise, and any other Ordinary Shares issued in respect of any of such securities (as a result of stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events); provided, however, that such securities shall cease to be Registrable Securities upon any sale thereof pursuant to an effective Registration Statement under the Securities Act or that are sold pursuant to Rule 144;

Registration Expenses:  shall mean any and all expenses incident to the performance of or compliance with any Registration or marketing of securities pursuant to Section 2 hereof other than Selling Expenses, including all (i) Registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including fees and disbursements of one counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectus, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to the terms hereof), (vii) fees and expenses of any special experts retained by the Company in connection with such Registration, (viii) reasonable fees and expenses of one counsel for all of the Participating Holders in an amount not to exceed $25,000, which counsel shall be selected by the Participating Holder holding the largest number of the Registrable Securities to be sold in the Registration, (ix) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities;

Registration Statement:  shall mean any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all material incorporated by reference in such registration statement;

Rule 144; Rule 144A:  shall mean Rule 144 and Rule 144A under the Securities Act (or any successor provisions then in force);

security, securities:  shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

Securities Act:  shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder, or any successor statute thereto;

Selling Expenses:  shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than the fees and expenses of one counsel for all of the Holders which shall be paid for by the Company in accordance with the terms set forth in clause (viii) of the definition of “Registration Expenses” set forth herein;

Tornier Entities: shall mean, collectively, KCH Stockholm AB and Phil Invest ApS, and any successor entities thereto, and their respective Affiliates (excluding the Company and any of its subsidiaries) and any Permitted Assignees to which Registrable Securities have been transferred or assigned, as long as such Person is a Holder.

Vertical: shall mean, collectively, Vertical Fund I, L.P. and Vertical Fund II, L.P., and any successor funds thereto, and their respective Affiliates (excluding the Company and any of its subsidiaries) and any Permitted Assignees to which Registrable Securities have been transferred or assigned, as long as such Person is a Holder.

Warburg Pincus:  shall mean, collectively, TMG Holdings Cooperatief U.A., any successor entities thereto, and their respective Affiliates (excluding the Company and any of its subsidiaries) and any Permitted Assignees to which Registrable Securities have been transferred or assigned, as long as such Person is a Holder.

SECTION 2.  REGISTRATION RIGHTS

(a)                                 Demand Registration.

(i)                                     Request for Registration.  At any time after the date that is one hundred and eighty (180) days after the date of the Company’s Initial Public Offering if the Company shall receive from Warburg Pincus or Vertical, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

(1)                                 promptly give written notice of the proposed Registration to all other Holders in accordance with the terms of Section 2(b);

(2)                                 as promptly as practicable file a Registration Statement with the Commission, but no later than (x) ninety (90) days after its receipt of a request for a Registration on Form S-1 or any similar long-form Registration Statement or (y) thirty (30) days after its receipt of a request for Registration on Form S-3 or any similar short-

form Registration Statement (if and to the extent the Company is eligible to use a Form S-3 registration statement or any similar short-form Registration Statement); and

(3)                                 as promptly as practicable, use its reasonable best efforts to effect such Registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested by such Initiating Holder and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(a):

(A)                               in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B)                               after the Company has effected three (3) such Registrations on behalf of Warburg Pincus and one (1) such Registration on behalf of Vertical pursuant to this Section 2(a) and such Registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

(C)                               if the Registrable Securities requested by all Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $10,000,000; or

(D)                               during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act on Form S-4 or with respect to an employee benefit plan on Form S-8), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; provided, further, that the Company may only delay the filing of a Registration Statement pursuant to this Section 2(a)(i)(3)(D) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period, and the Company may only exercise this right once in any twelve (12)-month period; or

(E)                                if at the time the Company receives the request to register Registrable Securities pursuant to this Section 2(a) above, the Company furnishes to the Initiating Holder a certificate signed by the President or Chief Executive Officer of the Company that the Board of Directors of the Company has determined in good faith, after consultation with external legal counsel, that it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time because such action (x) would materially interfere with a proposed significant acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company’s obligation to comply with this Section 2(a) shall be deferred for a period not to exceed sixty (60) days from the date of receipt of written request from the Initiating Holder; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

(ii)                                  The Registration Statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2(a)(iii) below, include Ordinary Shares which are held by Holders.  In the event the Initiating Holder requests a Registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members or any other Holder elects to participate in such Registration pursuant to Section 2(b) hereof in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(iii)                               Underwriting.  If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall, to the extent such underwritten offering is contemplated at the time of such request, so advise the Company as a part of the request made pursuant to Section 2(a).  If Holders, to the extent they have any registration rights under Section 2(b), request inclusion of their Ordinary Shares in the underwriting, the Initiating Holder shall offer to include the Ordinary Shares of such Holders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2.  The Holders whose Registrable Securities are to be included in such Registration and the Company shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Initiating Holder; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder greater than the obligations of the Holders under Section (2)(f)(ii) or Section 2(f)(iv).

Notwithstanding any other provision of this Section 2(a), if the managing underwriter or underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, some or all of the securities of the Company held by the Management Investors shall be excluded from such Registration to the extent so required by such limitation.  If, after the exclusion of such shares held by the Management Investors, further reductions are still required due to the marketing limitation, the number of Registrable Securities included in the Registration by the Initiating Holder and each other Institutional Investor participating in the Registration shall be reduced on a pro rata basis (based on the number of shares requested for inclusion in the Registration by such Holder), by such minimum number of shares as is necessary to comply with such request.  No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration.  If any Holder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holder.  The securities so withdrawn shall also be withdrawn from Registration.

(iv)                              In the case of an underwritten offering under this Section 2(a), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Holder.

(b)                                 Piggyback Registration.

(i)                                     Other than in connection with the Initial Public Offering, if the Company shall determine to register any of its Ordinary Shares either (x) for its own account or (y) for the account of the Holders listed in Section 2(a) or Section 2(c) pursuant to the terms thereof (other than (A) a Registration relating solely to employee benefit plans on Form S-8 (or a successor form), (B) a Registration relating solely to a Rule 145 transaction under the Securities Act on Form S-4 (or a successor form), (C) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement), the Company will, subject to the conditions set forth in this Section 2(b):

(1)                                 promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2)                                 subject to Sections 2(b)(ii) and (iii) below and any transfer restrictions any Holder may be a party to, include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders.  Such written request may specify all or a part of the Holders’ Registrable Securities and shall be received by the Company within ten (10) days after written notice from the Company is given under Section 2(b)(i)(1) above.  In the event any Holder requests inclusion in a Registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(ii)                                  Underwriting.  If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above.  In such event, the right of each of the Holders to Registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein.  The Holders whose shares are to be included in such Registration shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for underwriting by the Company (and if the Registration was initiated by a Holder pursuant to Section 2(a) or Section 2(c), such underwriters must be selected by the Company and reasonably acceptable to the Initiating Holder); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder greater than the obligations of the Holders under Section 2(f)(ii) or Section 2(f)(iv). Notwithstanding any other provision of this Section 2(b), if any Registration in respect of which any Holder is exercising its rights under this Section 2(b) involves an underwritten public offering (other than a demand Registration or Form S-3 Registration pursuant to Section 2(a) or Section 2(c), in which case the provisions with respect to priority of inclusion in such Registration set forth in Section 2(a) and Section (c) hereof, respectively, shall apply) and the managing underwriter or underwriters advises the Company that in its view marketing factors require a limitation on the number of shares to be underwritten, and the managing underwriter or underwriters may (subject to Section 2(b)(iv) and the allocation priority set forth below) limit the number of Registrable Securities to be included in the Registration and underwriting to not less than twenty five percent (25%) of the shares included therein (based on the number of shares).  The Company shall promptly advise all holders of securities requesting Registration of such limitation, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner:  some or all of the securities of the Company held by officers and directors of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such Registration (“Demanding Holders”)) shall be excluded from such Registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the Registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation.  If any of the Holders or any officer or director disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(iii)                               The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2(b), whether or not any Holder has elected to include securities in such Registration, and shall promptly notify any Holder that has elected to include shares in such Registration of such termination or withdrawal.

(c)                                  Form S-3.

(i)                                     Following the Initial Public Offering, the Company shall use its reasonable best efforts to qualify for Registration on Form S-3 for secondary sales.  After the Company has qualified for the use of Form S-3, Warburg Pincus shall have the right to request an unlimited number of Registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by the Initiating Holder), provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(c):

(1)                                 unless the Initiating Holders propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $10,000,000;

(2)                                 within one hundred eighty (180) days of the effective date of the most recent Registration pursuant to this Section 2(c) in which the Registrable Securities held by the Initiating Holder could have been included for sale or distribution;

(3)                                 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(4)                                 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, further, that the Company may only delay the filing of a Registration Statement pursuant to this Section 2(c)(i)(4) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or

(5)                                 if at the time the Company receives the request to register Registrable Securities pursuant to this Section 2(c) above, the Company shall furnish to the Initiating Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, after consultation with external legal counsel, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time because such action (x) would materially interfere with a proposed significant acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Initiating Holder; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

(ii)                                  Upon receipt of any request for Registration pursuant to this Section 2(c), the Company shall promptly give written notice to all other Holders of the receipt of a request for Registration pursuant to the procedures set forth in Section 2(b) and shall allow other Holders ten (10) days to provide written notice of their participation in the Registration, provided that if the Registration is for an underwritten offering, the terms of Section 2(a)(iii) above (including those that apply in the event of a marketing limitation and the priority set forth therein) shall apply to all participants in such offering.  Subject to the foregoing, as promptly as practicable, but no later than thirty (30) days after the Company’s receipt of a request for Registration pursuant to this Section 2(c), the Company shall file a Form S-3 Registration Statement with the Commission, and, as promptly as practicable thereafter, shall use its reasonable best efforts to effect the Registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.  If the Company qualifies to do so, it shall file an automatic Registration Statement on Form S-3 in response to any request for Registration pursuant to this Section 2(c).

(iii)                               The Registration Statement filed pursuant to this Section 2(c) may, subject to the provisions of this Section 2(c) and Section 2(a)(iii), include Ordinary Shares of the Holders.  In the event the Initiating Holder requests a Registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members or any other Holder elects to participate in such Registration pursuant to Section 2(b) hereof in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(iv)                              In the case of an underwritten offering under this Section 2(c), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Holder.

(d)                                 Expenses of Registration.  All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company.  All Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

(e)                                  Registration Procedures.  In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep the Participating Holders advised in writing as to the initiation of each Registration and as to the completion thereof.  At its expense, the Company will:

(i)                                     keep such Registration effective for a period of one hundred twenty (120) days or until the Participating Holders (or in the case of a distribution to the partners or members of such Participating Holder, such partners or members), as applicable, have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; provided, however, that (1) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period during which the Participating Holders or partners or members, as applicable, refrain from selling any securities included in such Registration in accordance with the provisions in Section 2(g)(iii) hereof; and (2) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(ii)                                  as promptly as practicable, prepare and file with the Commission such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (1) reasonably requested by the Initiating Holder (if any), (2) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (3) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)                               notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as promptly as practicable after notice thereof is received by the Company (1) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (2) to the extent any of the following relates to the Participating Holders or information supplied by the Participating Holders, of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (4) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)                              promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)                                 use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus or any Issuer Free Writing Prospectus;

(vi)                              deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(vii)                           subject to the terms set forth in Sections 2(a)(i)(3)(A) and 2(c)(i)(3) hereof, on or prior to the date on which the applicable Registration Statement is declared effective; use its reasonable best efforts to (1) register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Holder reasonably (in light of such Participating Holder’s intended plan of distribution) requests, provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and (2) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition of the Registrable Securities owned by such Participating Holder pursuant to such Registration Statement;

(viii)                        make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(ix)                                enter into such customary agreements (including underwriting and indemnification agreements) and take such other actions as the Initiating Holder or the managing underwriter, if any, reasonably requests in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(x)                                   in the case of an underwritten offering, use its reasonable best efforts to obtain for delivery to the Participating Holders and the managing underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Participating Holders, addressed to the underwriters, if any, and to the Participating Holders;

(xi)                                in the case of an underwritten offering, use its reasonable best efforts to obtain for delivery to the Company and the managing underwriter, if any, with copies to the Participating Holders (and addressed to the Participating Holders if permitted by applicable accounting standards), a cold comfort letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten public offering and reasonably satisfactory to a majority in interest of the Participating Holders, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xii)                             cooperate with each Participating Holder and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiii)                          use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system (if any) on which Ordinary Shares issued by the Company are then listed;

(xiv)                         cooperate with the Participating Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends; and

(xv)                            in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(f)                                    Indemnification.

(i)                                     Indemnification by the Company.  With respect to each Registration which has been effected pursuant to this Section 2, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (1) each of the Participating Holders and each of its officers, directors, limited or general partners and members thereof, (2) each member, limited or general partner of each such member, limited or general partner, (3) each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each underwriter, if any, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter, against any and all claims, losses, damages, penalties, judgments, suits, costs, liabilities and expenses (or actions in respect thereof) (collectively, the “Losses”) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance (including any notification or the like), (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading), or (C) any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse each of the Persons listed above, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses, provided that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed and the Company will not be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by any Participating Holder or underwriter and stated to be specifically for use therein.

(ii)                                  Indemnification by the Participating Holders.  Each of the Participating Holders agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) or such underwriter, any other Participating Holder and each of their respective officers, directors, partners and members, and each Person controlling such Participating Holder (within the meaning of the Securities Act or the Exchange Act) against any and all Losses arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance (including any notification or the like)

made by such Participating Holder in writing or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Participating Holder therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading) and will reimburse the Persons listed above for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Participating Holder, which consent shall not be unreasonably withheld or delayed and the obligations of each of the Participating Holders hereunder shall be limited to an amount equal to the net proceeds such Participating Holder receives in such Registration.

(iii)                               Conduct of the Indemnification Proceedings.  Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)                              If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Participating Holders hereunder shall be several and not joint and shall be limited to an amount equal to the net proceeds such Participating Holder receives in such Registration.

(v)                                 Subject to the limitations on the Holders’ liability set forth in Section 2(f)(ii) and 2(f)(iv), the remedies provided for in this Section 2(f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or equity.  The remedies shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and survive the transfer of such securities by such Holder.

(g)                                 Participating Holders.

(i)                                     Each of the Participating Holders shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Section 2.

(ii)                                  In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any Participating Holder shall distribute Registrable Securities to its partners or members, such Participating Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such Registration Statement to provide information with respect to such partners or members, as selling security holders.  Promptly following receipt of such information, the Company shall file an appropriate amendment to such Registration Statement reflecting the information so provided.  Any incremental expense to the Company resulting from such amendment shall be borne by such Participating Holder.

(iii)                               Each Holder agrees that at the time that such Holder is a Participating Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e)(iv), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than any permanent file copies then in such

Holder’s possession, of the most recent Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2(e)(iv) to the date when the Company shall make available to such Holder a copy of the supplement or amended Prospectus or Issuer Free Writing Prospectus or is advised in writing that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

(h)                                 Rule 144, 144A and Regulation S.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration, the Company agrees to:

(i)                                     use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements (or, if following the Initial Public Offering the Company is not required to file such reports, it will, upon the reasonable request of the Holders holding a majority of the then outstanding Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act);

(ii)                                  take such further action as the Holders holding a majority of the then outstanding Registrable Securities may reasonably request, to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (1) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (2) any similar rule or regulation hereafter adopted by the Commission; and

(iii)                               so long as a Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the requirements of Rule 144, the Securities Act and the Exchange Act and, if not, the specifics thereof, copies of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without Registration.

(i)                                     Clear Market.  With respect to any underwritten offerings of Registrable Securities by Warburg Pincus, Vertical or the Tornier Entities, the Company agrees not to effect (other than pursuant to such registration or pursuant to a “Special Registration” (as defined below)) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Ordinary Shares, any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such underwritten offering.  “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

(j)                                     Termination.  The registration rights set forth in this Section 2 shall not be available (i) for those Holders (including the Management Investors) that beneficially own less than 5% of the Company’s outstanding securities if, in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 and (ii) as to any Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or an exemption therefrom.  This Agreement shall terminate upon a liquidation or dissolution of the Company.  Notwithstanding the foregoing, the indemnification provisions in Section 2(f) and Sections 3 and 4 shall survive any termination of this Agreement.

SECTION 3.  INTERPRETATION OF THIS AGREEMENT

(a)                                  Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 4.  MISCELLANEOUS

(a)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

(b)                                 Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(c)                                  Notices.

(i)                                     All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1)                                  if to the Company, to Vice President, Global Business and Corporate Development, 7701 France Avenue South, Suite 600, Edina, MN 55435, with a copy (which shall not constitute notice) to:  Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402-3901, marked for attention of Jonathan Zimmerman, or at such other address as it may have furnished in writing to the Holders; and

(2)                                  if to the Holders, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished the Company in writing.

(ii)                                  Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery if a business day and delivered during regular business hours, otherwise the first business day thereafter; if mailed by overnight courier, on the date of delivery; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(d)                                 Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced.  The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)                                  Successors and Assigns.  The registration rights and obligations set forth in Section 2 may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) the Holders holding a majority of the then-outstanding Registrable Securities; provided, however, that notwithstanding the foregoing, the registration rights and obligations set forth in Section 2 may be assigned, in whole or in part, by any Institutional Investor to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of one percent (1%) of the then-outstanding Registrable Securities, provided such transferee agrees to be bound by all of the terms and conditions applicable to Holders (“Permitted Assignees”).  Any purported assignment in violation of this provision shall be void ab initio and of no force or effect.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(f)                                    Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understandings of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then-outstanding Registrable Securities.  Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder and all of their Registrable Securities (whether or not such Holder consented to any such amendment or waiver (unless required herein)).

(g)                                 Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h)                                 WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

(i)                                     No Inconsistent Agreements.  The Company is not currently a party to any agreement which is, or could be inconsistent with, the rights granted to the Holders by this Agreement.

(j)                                     Severability.  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(k)                                  Counterparts.  This Agreement may be executed in two or more counterparts (including by email or facsimile signature), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

TORNIER B.V.

By:	/s/ G.F.X.M. Nieuwenhuizen
Name: Mr. G.F.X.M. Nieuwenhuizen
Title: Managing Director A

By:	/s/ R. Arendsen
Name: R. Arendsen
Title: Managing Director B

TMG HOLDINGS COOPERATIEF U.A.

By:	/s/ Timothy J. Curt
Name: Timothy J. Curt
Title: Authorized Signatory, Director A

By:	/s/ R. Arendsen
Name: R. Arendsen
Title: Authorized Signatory, Director B

VERTICAL FUND I, L.P.

By:  The Vertical Group, L.P., its General Partner

By:  The Vertical Group GPHC, LLC, its General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Title:	Authorized Signatory

VERTICAL FUND II, L.P.

By:  The Vertical Group, L.P., its General Partner

By:  The Vertical Group GPHC, LLC, its General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Title:	Authorized Signatory

KCH STOCKHOLM AB

By:	/s/ Carl Henry Salomonsson
Name:	Carl Henry Salomonsson
Title:	Chairman of the Board

PHIL INVEST APS

By:	/s/ Niels Ahlmark
Name:	Niels Ahlmark
Title:	Manager

DOUGLAS W. KOHRS

/s/ Douglas W. Kohrs

Schedule I

Investor Name and Address

TMG Holdings Cooperatief U.A.
Fred. Roeskestraat 123
1076 EE Amsterdam
The Netherlands

c/o Warburg Pincus Private Equity IX, L.P.
450 Lexington Avenue
New York, NY 10017
Facsimile: (646) 824-9312
Attention: Sean D. Carney

Vertical Fund I, L.P.
c/o The Vertical Group
25 DeForest Ave.
Summit, NJ 07901
Facsimile: (908) 273-9434
Attention: Richard B. Emmitt

Vertical Fund II, L.P.
c/o The Vertical Group
25 DeForest Ave.
Summit, NJ 07901
Facsimile: (908) 273-9434
Attention: Richard B. Emmitt

KCH Stockholm AB
Mr. Carl-Henry Salomonsson
Hamilton Advokatbyra Karlstad AB
Kungsgatan 2 A, Box 606
651 13 Karlstad, Sweden

Phil Invest ApS
Vester Volgade 90
DK-1552 Copenhagen
Denmark

Schedule II

Management Investors Name and Address

Douglas W. Kohrs
7444 Shannon Drive
Edina, MN 55439